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                                    EXHIBIT 11

                           CHATTEM, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (UNAUDITED AND IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


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                                      FOR THE THREE MONTHS ENDED      FOR THE SIX MONTHS ENDED
                                                MAY 31,                        MAY 31,
                                       ------------------------        ---------------------
                                          1996         1995               1996       1995
                                       ----------   ----------         ---------   ---------
NET INCOME:
 Continuing operations............     $   2,010    $     670           $ 1,973     $     59
 Discontinued operations..........            --       10,177                --       10,538
 Extraordinary loss...............          (532)        (367)             (532)        (367)
                                       ----------   ----------          --------    ---------
   Net Income.....................     $   1,478    $  10,480           $ 1,441     $ 10,230
                                       ----------   ----------          --------    ---------
                                       ----------   ----------          --------    ---------

WEIGHTED AVERAGE NUMBER OF
 COMMON AND COMMON EQUIVALENT
 SHARES OUTSTANDING...............         7,794        7,292             7,547        7,292
                                       ----------   ----------          --------    ---------
                                       ----------   ----------          --------    ---------

NET INCOME PER COMMON SHARE:
 Continuing operations............     $    0.26    $    0.09           $  0.26     $   0.01
 Discontinued operations..........            --         1.40                --         1.44
 Extraordinary loss...............         (0.07)       (0.05)            (0.07)       (0.05)
                                       ----------   ----------          --------    ---------
   Net income per common share....     $    0.19    $    1.44           $  0.19     $   1.40
                                       ----------   ----------          --------    ---------
                                       ----------   ----------          --------    ---------

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